UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2024
SMART GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-38102

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2024, the Board of Directors (the “Board”) of SMART Global Holdings, Inc. (the “Company”) appointed Nathan Olmstead as the Company’s Senior Vice President and Chief Financial Officer (“CFO”), effective as of June 26, 2024 (the “Start Date”). In connection with the appointment of Mr. Olmstead, the Company and Ken Rizvi (who previously served as the Company’s CFO and who had resigned effective as of June 30, 2024, as reported by the Company in its Current Report on Form 8-K filed on May 14, 2024) mutually agreed that Mr. Rizvi’s resignation would instead take effect immediately prior to the effectiveness of Mr. Olmstead’s appointment.
Mr. Olmstead, age 52, has extensive experience building and leading finance teams at global technology companies. Most recently, Mr. Olmstead served in various financial management roles at Logitech International S.A., a multinational technology company, including as Chief Financial Officer from July 2019 to February 2023, interim Chief Financial Officer from June 2019 to July 2019, and Vice President of Business Finance from April 2019 to June 2019. Prior to that, Mr. Olmstead served in various financial leadership roles at Hewlett-Packard Company and Hewlett Packard Enterprise, including as Vice President of Finance for Global Operations at Hewlett Packard Enterprise; Vice President of Finance, EG Global Supply Chain and Quality; Vice President of Finance, HP Storage and HP Converged Systems; and Director, HP Investor Relations. Mr. Olmstead holds a Masters in Business Administration from Harvard Business School and a Bachelor of Arts in Quantitative Economics from Stanford University.
In connection with the appointment of Mr. Olmstead, the Company entered into an employment offer letter agreement with Mr. Olmstead (the “Offer Letter”). Pursuant to the terms of the Offer Letter, the Company will pay Mr. Olmstead an annualized base salary of $500,000 per year. Mr. Olmstead will also receive a $180,000 sign-on bonus, which is subject to immediate repayment if, prior to the first anniversary of the Start Date, the Company terminates Mr. Olmstead’s employment for “cause” or he resigns without “good reason” (each as defined in the Offer Letter). In addition, Mr. Olmstead will be eligible to receive an annual bonus under the Company’s annual bonus program, with a target amount equal to 80% of his annual base salary, subject to the achievement of applicable performance goals determined by the Board. During his employment, Mr. Olmstead will be eligible to participate in employee benefits and programs that are available to similarly situated senior executive officers of the Company.
The Offer Letter provides that, on or as soon as reasonably practicable after the Start Date, the Company will grant Mr. Olmstead: (i) restricted share units with an aggregate value of $1,300,000 based on the 30-trading-day average closing price of an ordinary share of the Company ending on and including the trading date preceding the grant date, which will vest over four years, with 25% vesting on approximately the one-year anniversary of its grant date and the remaining 75% vesting in equal quarterly installments thereafter, subject to continued service, and (ii) performance-based restricted share units with an aggregate value of $1,300,000 based on the 30-trading-day average closing price of an ordinary share of the Company ending on and including the trading date preceding the grant date, which will vest, if at all, in a single installment on the date following the third anniversary of the Start Date that the Company certifies the performance achievement and payout in an amount determined in accordance with certain performance metrics as described in the Offer Letter, subject to continued service through such vesting date. These awards will be subject to the terms of definitive award agreements to be entered into at the time of grant.
In the event of a “change in control” (as defined in the Company’s 2021 Inducement Plan), Mr. Olmstead’s performance-based equity awards shall vest, to the extent not already vested, in accordance with the terms of the award agreement applicable to such awards.
Pursuant to the Offer Letter, if the Company terminates Mr. Olmstead’s employment without “cause” or Mr. Olmstead resigns for “good reason” (as such terms are defined in the Offer Letter) then, subject to Mr. Olmstead’s execution of a release of claims against the Company, Mr. Olmstead would receive (i) an amount equal to 100% of his annual base salary in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination based on actual performance, and (iii) payment or reimbursement for up to 12 months of COBRA health continuation coverage. If his termination without cause or resignation for good reason occurs within two months before or 12 months after a change in control, then, subject to Mr. Olmstead’s execution of a release of claims against the Company, Mr. Olmstead would, in lieu of the previously-described payments and benefits, receive (i) an amount equal to 150% of his annual base salary plus 150% of his annual bonus for the most recently completed fiscal year, paid in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination based on actual performance, (iii) payment or reimbursement for up to 18 months of COBRA health continuation coverage, and (iv) unless otherwise provided in an applicable award agreement, 100% vesting of all outstanding equity awards (after giving effect to the provisions relating to performance-based equity awards upon a change in control described above).

There are no arrangements or understandings between Mr. Olmstead and any other person pursuant to which Mr. Olmstead was appointed as CFO, nor are there any family relationships between Mr. Olmstead and any director or other executive officer of the Company. Mr. Olmstead has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2024.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing the appointment of Mr. Olmstead as CFO is attached hereto as Exhibit 99.1.
The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024	SMART Global Holdings, Inc.
	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer
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